                                  EXHIBIT 10.22

                                  [MARC LOGO]

June 29, 2005

Ms. Barbara Pifel
Weill Medical College of Cornell University
Senior Director of Grants & Contracts
1300 York Avenue, Box 89
New York, NY 10021

Re:       Sponsored Research Agreement between Marc Pharmaceuticals, Inc. and
          Weill Medical College at Cornell University regarding cancer research dated June 19, 2002 (the "Sponsored Research Agreement")

Dear Barbara:

As per our discussions with Dr. Brij Saxena regarding the Sponsored Research
Agreement which is to expire on June 18, 2005, this letter shall serve as an extension of the Sponsored Research Agreement in accordance with Section 3.2 of the Sponsored Research Agreement and you and we hereby agree to extend the
Sponsored Research from June 18, 2005 through to September 30, 2005 (the
"Extended Term").

In addition, we hereby propose that the Sponsored Research Agreement be continued for one additional year starting from October 1, 2005 thru September
30, 2006 (the "Continued Term," together with the Extended Term, the "Term") for
Two Hundred Thousand Dollars ($200,000) plus 25% ($50,000) for indirect costs payable to Weill Medical College of Cornell University in accordance with the following payment schedule:

October 1, 2005   $50,000
January 1, 2006   $50,000
April 1, 2006              $75,000
July 1, 2006               $75,000

Please see the attached Addendum A, which describes the scope of the work to be done by Dr. Brij Saxena during the Term.

                                                     Best regards,

                                                     Marc Pharmaceuticals, Inc.
                                                     Robert M. Cohen
                                                     CEO & President

Agreed and accepted:

Weill Medical College of Cornell University
By:  ___________________________
Name:____________________________
Title:___________________________